UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

Forestar Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006

(Address of principal executive offices)

(817) 769-1860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2020, Forestar Group Inc. (“Forestar”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, Wells Fargo Securities, LLC, TD Securities (USA) LLC, Fifth Third Securities, Inc., BofA Securities, Inc. and BTIG, LLC (each, a “Sales Agent” and collectively, the “Sales Agents”) with respect to the offering and sale from time to time through the Sales Agents, as Forestar’s sales agents, of shares of Forestar’s common stock, par value $1.00 per share, having an aggregate offering price of up to $100 million (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, in block transactions or as otherwise agreed between Forestar and the Sales Agents. Under the terms of the Equity Distribution Agreement, Forestar may also sell Shares from time to time to a Sales Agent as principal for its own account at a price to be agreed upon at the time of sale. The Equity Distribution Agreement provides that each Sales Agent, when it is acting as Forestar’s sales agent, will be entitled to compensation of up to 2% of the gross sales price of the Shares sold through such Sales Agent, depending on the number of Shares sold. Forestar has no obligation to offer or sell any Shares under the Equity Distribution Agreement, and may at any time suspend offers and sales under the Equity Distribution Agreement.

In the ordinary course of business, certain of the Sales Agents or their respective affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for Forestar and its subsidiaries for which they have received or will receive customary compensation.

The Shares will be issued pursuant to Forestar’s shelf registration statement, which became effective October 4, 2018 (Registration No. 333-227505), as supplemented by the prospectus supplement dated August 7, 2020.

The summary of the Equity Distribution Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Equity Distribution Agreement, which is filed as Exhibit 1.1, to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Gibson, Dunn & Crutcher LLP relating to the Shares to be issued pursuant to the Equity Distribution Agreement is included as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Equity Distribution Agreement, dated as of August 7, 2020, among Forestar Group Inc. and the Sales Agents named therein.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: August 7, 2020	By:	/s/ DANIEL C. BARTOK
Daniel C. Bartok
Chief Executive Officer